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                                                                     EXHIBIT 5.1
                                  July 9, 1997

Johns Manville Corporation
717 17th Street
Denver, CO  80202

Dear Sirs:

         I have acted as counsel for Johns Manville Corporation, a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of a registration statement on Form S-8 (the "Registration Statement") for the purpose of registering (i) 5,300,000 shares of common stock, $.01 par value per share, of the Company (the "Shares") which may be issued in connection with the Johns Manville Employees 401(k) Plan, the Johns Manville Hourly Employees 401(k) Plan (collectively, the "401(k) Plans"), and in connection with the Johns Manville Corporation 1996 Stock Award Plan and the JM Employees Direct Stock Purchase Plan (such plans, together with the 401(k) Plans, being collectively referred to herein as the "Plans") and (ii) an indeterminate amount of interests in the Plans that may be acquired through participation in such Plans. I have assumed for purposes of this opinion letter that the interests in the Plans constitute separate securities that are required to be registered under the 1933 Act and therefore that such interests are deemed to be registered pursuant to the Registration Statement in accordance with Rule 416(c) of the 1933 Act. I have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the Plans, resolutions of the Company's Board of Directors and such other documents as I have deemed necessary or appropriate for purposes of the opinions expressed below.

         Based upon the foregoing, I am of the opinion that:

         1. The interests in the 401(k) Plans and the interests in the other Plans will be properly authorized and legally issued to employees of the Company who participate in the 401(k) Plans and such other Plans in accordance with the provisions of such Plans.

         2. The Shares have been duly authorized for issuance by the Company and when issued in accordance with the Plans, will be validly issued, fully paid and non-assessable; provided that the consideration for each Share is not less than the par value thereof.

         I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           J. SCOTT PUSEY
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                                           J. Scott Pusey
                                           Senior Attorney - Corporate